UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 19, 2014

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Annual Meeting and Record Date Set

The Board of Directors of InVivo Therapeutics Holdings Corp. (the “Company”) has approved July 30, 2014 as the date for the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”).  The Board of Directors also approved the record date for stockholders entitled to notice of and to vote at the Annual Meeting, which is fixed as the close of business on June 12, 2014.  Stockholders wishing to nominate a director or propose matters to be considered at the Annual Meeting under Rule 14a-8 of the Securities Exchange Act of 1934 or in the manner contemplated by the Company’s Amended and Restated Bylaws (the “Bylaws”) must submit timely notice thereof to the Company in order for such matters to be considered at the Annual Meeting.  Because the date of the Annual Meeting has been changed to a date that is more than 30 days after the anniversary date of the Company’s 2013 annual meeting of stockholders, in accordance with Rule 14a-8 and the Bylaws, to be timely, such notice must be delivered to the Secretary of the Company at the Company’s principal executive offices by May 31, 2014.  Such proposals must also comply with all other requirements set forth in the Bylaws and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: May 19, 2014	By:	/s/ Tamara Joseph
	Name:	Tamara Joseph
	Title:	SVP, General Counsel & Chief Compliance Officer